Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Wolverine Tube, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Birmingham, Alabama

October 31, 2006